EXHIBIT 3.1


                            CERTIFICATE OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         INDIVIDUAL INVESTOR GROUP, INC.
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                         Pursuant to Section 242 of the
                       General Corporation Law of Delaware
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         The undersigned Chief Executive Officer of Individual Investor Group,
Inc. ("Corporation"), DOES HEREBY CERTIFY:

         FIRST:   The name of the Corporation is Individual Investor Group, Inc.

         SECOND: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST in its entirety and by substituting the following new Article FIRST in lieu thereof:

                  "FIRST. The name of the corporation (herein referred to as the "Corporation") is Index Development Partners, Inc."

         THIRD:   The foregoing Amendment to the Amended and Restated
         Certificate of Incorporation was duly approved by the Corporation's Board of Directors in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and thereafter was duly adopted by the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon at a meeting of stockholders.

         IN WITNESS WHEREOF, the undersigned have signed this Certificate of Amendment on this 18th day of June 2002.



                                            /s/ Jonathan L. Steinberg
                                            ------------------------------------
                                            Jonathan L. Steinberg
                                            Chairman and Chief Executive Officer